UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2025

TriplePoint Venture Growth BDC Corp.

(Exact name of registrant as specified in its charter)

Maryland	814-01044	46-3082016
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

TriplePoint Venture Growth BDC Corp. 2755 Sand Hill Road, Suite 150 Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

(650) 854-2090

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TPVG	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 25, 2025, TriplePoint Venture Growth BDC Corp. (the “Company”) amended its Loan Financing and Servicing Agreement, dated as of February 21, 2014 (as amended, the “Credit Facility”), by executing a letter agreement, dated November 25, 2025 (the “Amendment”), by and among the Company, individually and as collateral manager of the borrower, TPVG Variable Funding Company LLC, as borrower (the “Financing Subsidiary”), Deutsche Bank AG, New York Branch, as facility agent (the “Facility Agent”), and the lenders party thereto.

The Amendment amended the Credit Facility to, among other things: (i) extend the revolving period to November 30, 2027 and the scheduled maturity date to May 30, 2029; (ii) reduce the interest rate on borrowings such that borrowings bear interest at the sum of (a) a floating rate based on certain indices, including SOFR and commercial paper rates (subject to a floor of 0.50%), plus (b) a margin of 2.75% if facility utilization is greater than or equal to 75%, 2.85% if utilization is greater than or equal to 50% but less than 75%, 3.00% if utilization is less than 50%, and 4.50% on or after the end of the revolving period; (iii) increase the advance rates; and (iv) revise certain events of default provisions and affirmative and negative covenants.

The Credit Facility, as amended by the Amendment, includes customary representations and warranties and requires the Company to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities. Borrowings under the Credit Facility are subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended, provided that the Company’s asset coverage ratio under the Credit Facility shall not be less than 150%.

The foregoing description is only a summary of certain of the provisions of the Amendment and the Credit Facility and is qualified in its entirety by reference to a copy of the Credit Facility, as amended and conformed through the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in this Current Report on Form 8-K set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on December 1, 2025 to announce the signing of the Amendment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 18 to Loan Financing and Servicing Agreement, dated as of November 25, 2025, among TPVG Variable Funding Company LLC, as borrower, TriplePoint Venture Growth BDC Corp., individually and as collateral manager, Deutsche Bank AG, New York Branch, as facility agent, and the lenders parties thereto*
99.1	Press Release dated December 1, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL).

*	Exhibits and/or schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and/or schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriplePoint Venture Growth BDC Corp.

By:	/s/ James P. Labe
Name:	James P. Labe
Title:	Chief Executive Officer

Date: December 1, 2025

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